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                                                                    EXHIBIT 12.1

                               RAYTHEON COMPANY

                      STATEMENT REGARDING COMPUTATION OF

                  RATIO OF EARNINGS TO COMBINED FIXED CHARGES

                         AND PREFERRED STOCK DIVIDENDS

                          (dollar amounts in millions)

                                                                              FISCAL YEAR ENDED
                                                              1996         1997         1998         1999         2000
                                                            ------       ------       ------       ------       ------
Income from continuing operations before taxes per
 statements of income................................       $  911       $  760       $1,707       $  898       $  877


Add:
Portion of rents representative of interest
 factor..............................................           23           28           74          119           97
Interest on indebtedness.............................          256          397          739          740          779
                                                            ------       ------       ------       ------       ------

  Income as adjusted.................................       $1,190       $1,185       $2,520       $1,757       $1,753
                                                            ======       ======       ======       ======       ======

Fixed charges:
Portion of rents representative of interest
 factor..............................................           23           28           74          119           97
Interest on indebtedness.............................          256          397          739          740          779
Capitalized interest.................................            3            4            2            2            2
                                                            ------       ------       ------       ------       ------

  Fixed charges......................................       $  282       $  429       $  815       $  861       $  878
                                                            ======       ======       ======       ======       ======

Preferred stock:
Preferred stock dividends............................            -            -            -            -            -
                                                            ======       ======       ======       ======       ======

Ratio of earnings to combined fixed charges and
 preferred stock dividends...........................          4.2          2.8          3.1          2.0          2.0
                                                            ======       ======       ======       ======       ======